EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Tripp Sullivan
T 615-760-1104

Jim Fleming
T 404-465-2200

E IR@columbiapropertytrust.com
Columbia Property Trust Completes Acquisition of Historic New York Times Building for $516 Million

ATLANTA (August 4, 2015) - Columbia Property Trust, Inc. (NYSE:CXP) announced it has completed the acquisition of the 481,110-square-foot Class-A office portion of the historic New York Times Building, a 16-story, 731,596-square-foot building located at 229 West 43rd Street in the Times Square submarket of Manhattan, for $516 million.

The acquisition was funded with borrowings under Columbia’s $500 million unsecured credit facility and a $300 million unsecured bridge loan that bears interest at LIBOR plus 110 basis points and matures in February 2016, with one six-month extension option. The acquisition brings Columbia’s portfolio to approximately 69% CBD and 79% multi-tenant and its exposure to high-barrier markets to 52%, all based on annualized lease revenue.

“With a dramatically improved portfolio, a strong balance sheet, and existing presence in New York, we were well positioned to be opportunistic on this acquisition,” said Nelson Mills, President and CEO of Columbia Property Trust. “It’s a great addition to the portfolio and provides a source of stable cash flows and diversification to complement our other properties in Manhattan at 222 East 41st Street and 315 Park Avenue South.”

About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) is a real estate investment trust that owns and operates Class-A office buildings concentrated in CBD locations, with over half its portfolio in high-barrier-to-entry primary markets. As of August 4, 2015, CXP's $5+ billion portfolio consists of 28 office properties containing 13.9 million square feet plus one hotel, and its largest markets are San Francisco, New York, and Washington, D.C. For more information about Columbia Property Trust, please visit www.ColumbiaPropertyTrust.com.

Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about the expected funding of the transaction, our expected leverage following the transaction, expected NOI for the building, and our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2014, for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.
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